Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Ryder System, Inc., a Florida corporation (the “Corporation”), hereby constitute and appoint Robert D. Fatovic, David Beilin and Julie Azuaje and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-8 under the Securities Act of 1933, as amended, with respect to (a) 1,000,000 shares of the Corporation’s common stock issuable pursuant to the Corporation’s Stock Purchase Plan for Employees and (b) 2,500,000 shares of the Corporation’s common stock issuable pursuant to the Corporation’s 401(k) Savings Plan and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on this 13th day of October, 2011.

/s/ James S. Beard	/s/ John M. Berra
James S. Beard	John M. Berra

/s/ Robert J. Eck
Robert J. Eck	L. Patrick Hassey

/s/ Lynn M. Martin	/s/ Luis P. Nieto, Jr.
Lynn M. Martin	Luis P. Nieto, Jr.

/s/ Eugene A. Renna	/s/ Abbie J. Smith
Eugene A. Renna	Abbie J. Smith

/s/ E. Follin Smith	/s/ Hansel E. Tookes, II
E. Follin Smith	Hansel E. Tookes, II